UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 27, 2009

SUNGRO MINERALS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53157	98-0546544
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

7445 132nd Street, Suite 2008, Surrey, BC Canada V3W 5S8
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (604) 681-3611

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Sungro Minerals Inc. (the “Company”) has entered into a Mineral Agreement (the “Mineral Agreement”) dated August 27, 2009 with certain individual owners (the “Owners”) of 331 unpatented lode mining claims situated in Inyo County, California, known as the "Conglomerate Mesa Claims". Under the terms of the Mineral Agreement, in consideration for the acquisition of the Conglomerate Mesa claims (the “Transaction”), we agreed to, among other things:

(i)

pay the Owners: $200,000 upon closing of the transaction and a further amount of $150,000 on August 1, 2010, $200,000 on August 1, 2011, and installments of $250,000 commencing on August 1 of each year thereafter (subject to increase based on positive increases to the consumer price index),

(ii)

issue an aggregate of 200,000 shares of the Company upon closing of the Transaction and issue a further 2,300,000 shares of the Company (to be issued in escrow) to the Owners in instalments commencing on August 1, 2010 and on August 1 of each year thereafter, which issuance is subject to the Company obtaining a partial revocation order from the British Columbia Securities Commission in respect of current temporary cease trade order issued by the B.C. Commission in connection with the securities of the Company,

(iii)	grant the Owners a production royalty consisting of 4% of the net smelter returns on sale proceeds received by us from the sale of minerals from the property, and

(iv)	expend a minimum of $100,000 annually on exploring, prospecting or developing the property.

The Royalty may be reduced at the Owner’s option to 1.5% subject to receipt by the Owners of a feasibility study on the property and release from escrow of any escrowed securities of the Company to be issued to the Owners.

Closing of the Mineral Agreement is subject to the completion of a number of conditions, including: payment of the Closing Funds, the Company obtaining a partial revocation order from the B.C. Commission for the issuance of the securities, execution of all instruments or other documents required to transfer title to the claims to the Company, receipt of a title opinion reflecting ownership of the claims, and receipt of all required regulatory approvals. There is no assurance that the transaction will be completed as planned or at all.

A copy of the Mineral Agreement is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Mineral Agreement dated August 27, 2009

99.1	News release dated September 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sungro Minerals Inc.

By:	/s/ Mal Bains
Mal Bains
President
Dated: September 2, 2009